Exhibit 99.1

MindMed Announces Enrollment Milestone in Phase 2b Trial of MM-120
in Generalized Anxiety Disorder (GAD)

– Over 50% of patients dosed across 20 active clinical sites –

– On Track for Topline Results in late 2023 –

NEW YORK, May 17, 2023 — Mind Medicine (MindMed) Inc (NASDAQ: MNMD), (NEO: MMED), (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders, announced today that the company’s Phase 2b study evaluating MM-120 (lysergide D-tartrate) for GAD is over 50% enrolled. The trial plans to enroll up to 200 participants who will receive a single administration of 25 µg, 50 µg, 100 µg or 200 µg of MM-120 or placebo. Topline results are expected to be announced in late 2023.

“We are thrilled by the quality and efficiency with which study enrollment has progressed as we approach our expected topline data release later this year. This progress is a testament to the tireless work and dedication of all the individuals executing this study and stands out as one of the fastest recruiting efforts for this class of therapies in development,” said Robert Barrow, Chief Executive Officer and Director of MindMed. “We have seen a meaningful acceleration in enrollment over the last few months since our full set of study sites were activated early this year with 25 patients enrolled just in the last 30 days. I would like to thank our team, the study investigators and their staff and the many patients who have helped us achieve this important milestone.”

The Phase 2b trial in patients diagnosed with GAD is a multi-center, parallel, randomized, double-blind, placebo-controlled, dose-optimization study. The trial plans to enroll up to 200 participants who will be randomized to receive a single administration of 25 µg, 50 µg, 100 µg or 200 µg of MM-120 or placebo. The primary objective is to determine the reduction in anxiety symptoms 4 weeks after a single administration of MM-120, compared across the five treatment arms. Key secondary objectives, measured up to 12 weeks after the single administration, include assessments of anxiety symptoms, safety and tolerability as well as other measures of efficacy and quality of life. More information about the trial is available on our website (mindmed.co), the trial’s website (anxietyresearchstudy.com) or on clinicaltrials.gov (identifier NCT05407064).

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”,

“believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this news release includes, but is not limited to, statements regarding anticipated timing of results from the Phase 2b clinical trial and the potential benefits of the Company’s product candidates. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; lack of product revenue; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under headings such as “Special Note Regarding Forward-Looking Statements,” and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

For Media & Investor Inquiries, please contact:

Maxim Jacobs, CFA
Vice President, Investor Relations and Corporate Communications
Mind Medicine (MindMed) Inc.
ir@mindmed.co
media@mindmed.co